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                                  EXHIBIT 3.4

                             CERTIFICATE OF MERGER
                                       OF
                          NASHVILLE COUNTRY CLUB, INC.
                                      INTO
                         TBA ENTERTAINMENT CORPORATION

         The undersigned corporation, organized and existing under and by virtue of the Delaware General Corporation Law, does hereby certify:

         FIRST: That an Agreement and Plan of Merger among Nashville Country Club, Inc., a Tennessee corporation, and TBA Entertainment Corporation, a Delaware corporation, has been approved, adopted, certified, executed and acknowledged by each of Nashville Country Club, Inc. and TBA Entertainment Corporation in accordance with the requirements of Section 252 of the Delaware General Corporation Law.

         SECOND: The surviving corporation is TBA Entertainment Corporation, a Delaware corporation.

         THIRD: The certificate of incorporation of TBA Entertainment Corporation shall be the certificate of incorporation of the surviving corporation.

         FOURTH: The executed Agreement and Plan of Merger are on file at the office of TBA Entertainment Corporation located at 402 Heritage Plantation Way, Hickory Valley, Tennessee 38042.

         FIFTH: A copy of the Agreement and Plan of Merger will be furnished by TBA Entertainment Corporation, on request and without cost, to any stockholder of TBA Entertainment Corporation or Nashville Country Club, Inc.

         SIXTH: The authorized capital stock of Nashville Country Club, Inc. is 20,000,000 shares of common stock, no par value, and 1,000,000 shares of preferred stock, no par value.

         IN WITNESS WHEREOF, TBA Entertainment Corporation has caused this Certificate of Merger to be signed by Thomas J. Weaver III, its authorized officer, this 8th day of September, 1997.

                                             TBA ENTERTAINMENT CORPORATION


                                             By: /s/ Thomas J. Weaver III
                                                ------------------------------
                                                 Thomas J. Weaver III,
                                                 Chief Executive Officer





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